October 25, 2007

Gemini Israel Funds
9 Hamenofim Street
Herzliya Pituach 46725
Israel

Landa Ventures
7 Menachem Begin St.
Ramat Gan 52521
Israel

Ladies and Gentelmen,

Reference is hereby made to that certain Letter Agreement (as amended) entered into between us on June 19, 2006 (the "June '06 Letter Agreement") providing for the extension by you of a guaranty previously provided by you to Bank Leumi Le’Israel Ltd. (the "Bank") to secure the obligations of IXI Mobile (R&D) Ltd. ("Subsidiary") in connection with that certain line of credit (the "LOC") and loan (the "Loan") obtained by the Subsidiary from the Bank in the aggregate principal commitment amount of $8,000,000.

The purpose of this Letter Agreement is to set forth the terms and conditions of our understanding and agreement relating to the conversion of certain Assumed Debt (as defined below) into fully paid and non-assessable shares of IXI Mobile, Inc.’s ("Company") Common Stock, par value $0.0001 per share (“IXI Stock”).

Unless otherwise defined below, all capitalized terms herein shall have the meanings assigned to such terms in the June '06 Letter Agreement.

1.	Assumption of Leumi Debt and Conversion.

1.1.
Assumption and Conversion of Debt. Notwithstanding anything to the contrary in the June '06 Letter Agreement, each one of you, severally and not jointly, hereby elects: (i) to assume that portion of the debt currently owed by the Subsidiary to the Bank under the LOC and/or the Loan as set forth opposite each your respective name on Schedule 1 attached hereto (collectively, the "Assumed Debt"); and (ii) to, concurrently upon said assumption, convert each your respective portion of the Assumed Debt into that number of shares of IXI Stock as determined by dividing (A) each your respective portion of the Assumed Debt by (B) $3.60 and as set forth opposite each your respective name on Schedule 1 hereto .

1.2.
Warrant Coverage. As an inducement to you to so assume the Assumed Debt and to convert it into shares of IXI Stock, the Company will issue to each one of you, in addition to the shares of IXI Stock issued to you under Section 1.1 above, a warrant (the "IXI Warrant") to purchase that number of shares of IXI Stock set forth opposite your name on Schedule 1 hereto (equaling 60% percent of the number of shares of IXI Stock issued to you upon conversion of your respective portion of the Assumed Debt under Section 1.1 above). The IXI Warrant shall be substantially in the form attached hereto as Exhibit A. By your signature below, each one of you, severally and not jointly, hereby agrees that the IXI Warrant issued to each of you pursuant to the terms and conditions hereof, is in lieu of, and replaces, substitutes and terminates any rights of such party to receive any ITAC Warrants (as defined in the Loan Agreement) pursuant to the combined provisions of the June '06 Letter Agreement and the Loan Agreement and any such rights are hereby forever terminated and dismissed in their entirety. Each one of you further agrees (severally and not jointly) that this Letter Agreement constitutes an amendment of the June '06 Letter Agreement with respect to each your right to receive ITAC Warrants as described above.

1.3.
Termination of Subsidiary Repayment Obligations under June '06 Letter Agreement. Each one of you, severally and not jointly, hereby agrees that upon conversion of each your respective portion of the Assumed Debt into IXI Stock and issuance to such party of the IXI Warrant, the Subsidiary's repayment obligations with respect to each your portion of the Assumed Debt pursuant to the June '06 Letter Agreement shall terminate and be deemed fully discharged and satisfied.

1.4.
Termination of Conversion Rights under June '06 Letter Agreement. Each one of you, severally and not jointly, hereby agrees that the foregoing conversion of each your respective portion of the Assumed Debt into shares of IXI Stock and the issuance to such party of its respective IXI Warrant, are in lieu of, and replace, substitute and terminate any conversion rights such party may have pursuant to the provisions of the June '06 Letter Agreement and the Loan Agreement with respect to the Assumed Debt. Each one of you further agrees (severally and not jointly) that this Letter Agreement constitutes an amendment of the June '06 Letter Agreement with respect to the Assumed Debt hereunder converted.

1.5.
Condition Precedent. The transactions contemplated by this Section 1 shall be subject to and conditioned upon your furnishing to us, prior to the consummation of the transactions hereby contemplated, of a written document in form and substance satisfactory to us and signed by the Bank, by which, as of the date of assumption of the Assumed Debt by you, the Bank relieves, discharges and exonerates the Subsidiary from any and all of its obligations and liabilities to the Bank in connection with the Assumed Debt and pursuant to which, as between the Bank and the Subsidiary, the Assumed Debt shall be deemed, as of the date of assumption of same by you, fully repaid by the Subsidiary.

2.	Representations and Warranties.

You hereby, severally and not jointly, represent and warrant as follows:

(a) Each one of you has all requisite power and authority to execute, deliver and perform this Letter Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Letter Agreement by each of you, the fulfillment of and the compliance with the respective terms and provisions hereof and thereof and the due consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary action on the part of each one of you. This Letter Agreement, when executed and delivered by each one of you, will constitute valid and legally binding obligations of each one of you, enforceable in accordance with their terms.

(b) You acknowledge that the IXI Stock and IXI Warrant (collectively, the "Securities") you receive are not registered under the United States Securities Act of 1933, as amended (the "1933 Act"), or in any state and that you must hold such Securities for an indefinite period unless the Securities are subsequently registered or a Federal and state exemption from such registration is available.

(c) You are acquiring the Securities for your own account, as a profit-motivated investment, and without the participation of any person in any part of such acquisition. You do not intend to divide your participation with others or to resell or otherwise dispose of all or any part of the Securities in violation of the Securities laws of the United States.

(d) You have ad full access to any and all information with regard to the transaction contemplated hereunder and the Company, including financial statements and other documents, that you deem relevant to the acquisition, and you have had full access to management of the Company to obtain whatever information you deemed relevant to your acquisition of the Securities. You acknowledge that you have received all information requested from the Company and are satisfied with all such information, and no additional information is needed or required for execution of this Letter Agreement.

(e) You understand that the purchase of the Securities involve substantial risk. You confirm that you have experience as an investor in securities of companies in the development stage and acknowledges that you re able to fend for yourself, can bear the economic risk of your investment in the Securities and have such knowledge and experience in financial or business matters that you are capable of evaluating the merits and risks of this investment in the Securities and protecting your own interests in connection with this investment.

(f) You understand that the Securities are characterized as "restricted securities" under the 1933 Act and Rule 144 promulgated thereunder inasmuch as they are being acquired from the Company in a transaction not involving a public offering, and that under the 1933 Act and applicable regulations thereunder such securities may be resold without registration under the 1933 Act only in certain limited circumstances. In this connection, you represent that you are familiar with Rule 144 of the U.S. Securities and Exchange Commission, as presently in effect, and understand the resale limitations imposed thereby and by the 1933 Act. You understand that the Company is under no obligation to register any of the Securities.

(g) You are either (i) not a “U.S. Person” as such term is defined in Rule 902 (the provisions of which are known to such Lender) promulgated under the 1933 Act, or (ii) an “accredited investor,” as such term is defined in Rule 501 (the provisions of which are known to such Lender) promulgated under the 1933 Act

(h) At no time were you presented with or solicited by any publicly issued or circulated newspaper, mail, radio, television or other form of general advertising or solicitation in connection with the offer, sale and purchase of the Securities.

3. We further note your consent to our providing copies of this Letter Agreement to potential PIPE investors as well as to NASDAQ and/or any other US governmental authority.

4. This Letter Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The parties agree that facsimile signatures shall be binding.

5. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day of the recipient, (c) three (3) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent the party's address set forth in the header of this Letter Agreement or at such other address as any party may designate by ten (10) days advance written notice to the other parties hereto.

6. Any term of this Letter Agreement may be amended and the observance of any term of this Letter Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of all the parties hereto.

7. This Letter Agreement shall be governed by and construed under the laws of the State of Delaware, exclusive of the provisions thereof governing conflicts of laws.

Sincerely,

IXI MOBILE, INC.

By:

Name:

Title:

[IXI Signature Page to Conversion Letter Agreement]

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first written above.

GEMINI ISRAEL III LIMITED PARTNERSHIP, by its general partner Gemini Capital Associates III L.P., by its general partner Gemini Israel Funds Ltd.

By:

Name:

Title:

GEMINI ISRAEL III PARALLEL FUND LIMITED PARTNERSHIP, by its general partner Gemini Capital Associates III, L.P. by its general partner Gemini Israel Funds Ltd.

By:

Name:

Title:

GEMINI ISRAEL III OVERFLOW FUND LIMITED PARTNERSHIP, by its general partner Gemini Capital Associates III L.P., by its general partner Gemini Israel Funds Ltd.

By:

Name:

Title:

GEMINI PARTNER INVESTORS LIMITED PARTNERSHIP. by its general partner Gemini Israel Funds Ltd.

By:

Name:

Title:

[Gemini Signature Page to Conversion Letter Agreement]

IN WITNESS WHEREOF, the parties have executed this Letter Agreement as of the date first written above.

LANDA VENTURES LTD.

By:

Name:

Title:

[Landa Signature Page to Conversion Letter Agreement]

[G/L Signature Page to Conversion Letter Agreement]

Schedule 1

Gemini Allocation of IXI Stock

Name of Entity	Amount of Assumed Debt	Number of shares of IXI Stock	Number of Shares into which IXI Warrant is Exercisable
Gemini Israel III LP	$1,786,000	496,111	297,667
Gemini Partners Investors LP	$21,250	5,903	3,542
Gemini Israel III Parallel Fund LP	$325,500	90,417	54,250
Gemini Israel III Overflow Fund LP	$367,250	102,014	61,208
Total	$2,500,000	694,444	416,667

Landa Allocation of IXI Stock

Name of Entity	Amount of Assumed Debt	Number of shares of IXI Stock	Number of Shares into which IXI Warrant is Exercisable
Landa Ventures	$2,368,000	657,778	394,667
Total	$2,368,000	657,778	394,667

Exhibit A
Form of Warrant